Exhibit 99.1

January 24, 2020

Qurate Retail, Inc. Announces Fourth Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Qurate Retail, Inc.’s (“Qurate Retail”) (Nasdaq: QRTEA, QRTEB) President and Chief Executive Officer, Mike George, and Executive Chairman, Greg Maffei, will host a conference call to discuss results for the fourth quarter of 2019 on Wednesday, February 26th, at 8:30 a.m. (E.S.T.). Following prepared remarks, the company will host a brief Q&A session during which management will accept questions regarding Qurate Retail. After the close of market trading on Tuesday, February 25th, Qurate Retail will issue a press release reporting fourth quarter of 2019 results, which can be found at http://ir.qurateretail.com/pressreleases. The press release and conference call may discuss Qurate Retail’s financial performance and outlook, as well as other forward looking matters.

Please call ReadyTalk at (800)  458-4121 or (720) 543-0206, passcode 8800238, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the fourth quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the Qurate Retail website at www.qurateretail.com/events to register for the web cast. Links to the press release and replays of the call will also be available on the Qurate Retail website. The conference call will be archived on the website for one year after appropriate filings have been made with the SEC.

About Qurate Retail, Inc.

Qurate Retail, Inc. operates and owns interests in a broad range of digital commerce businesses. Qurate Retail, Inc.’s businesses and assets consist of QVC (and its subsidiaries, including HSN), Zulily and the Cornerstone Brands (collectively, the Qurate Retail Group) as well as various green energy and other investments.

Qurate Retail, Inc.
Courtnee Chun, 720-875-5420

Source: Qurate Retail, Inc.